Exhibit 99.I

DAVID JONES & ASSOC., P.C.

Law Firm

395 Sawdust, # 2148 The Woodlands, TX 77380	F (281) 702-2137 P (877) 639-0675

February 1, 2010

The Timothy Plan

1304 West Fairbanks Avenue

Winter Park, Florida 32789

Ladies and Gentlemen:

I have been asked by The Timothy Plan (the “Trust”), a business trust organized under the laws of the State of Delaware, to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the “Shares”) representing proportionate interests in the following series of the Trust (each a “Fund” and together the “Funds”):

Aggressive Growth Fund

International Fund

Large/Mid Cap Growth Fund

Small Cap Value Fund

Large/Mid Cap Value Fund

Fixed Income Fund

High Yield Bond Fund

Money Market Fund

Defensive Strategies Fund

Timothy Plan Conservative Growth Fund

Timothy Plan Strategic Growth Fund

The Shares of the Funds are separate series of the Trust consisting of one or more classes of shares, all as more fully described in the applicable Prospectus and Statement of Additional Information of the Funds, as contained in the Trust’s post effective amendment # 34 to its Registration Statement on Form N-1A (“PEA#34”).

I have examined forms of the Trust’s Declaration of Trust, By-Laws, the Prospectuses and Statements of Additional Information and such other documents, records and certificates, including the full contents of PEA # 34, as deemed necessary for the purposes of this opinion. All documents reviewed by us that were provided to us as copies, and not in original form, have been presumed by us to be genuine, and we did not conduct any independent inquiry to determine the authenticity of any such document.

Based on the foregoing, I am of the opinion that the Shares of each Fund, when issued, delivered and paid for in accordance with the terms of the then current Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Trust. Further, I give my permission to include this opinion as an exhibit to the Trust’s PEA # 34.

Very Truly Yours,

David D. Jones

Attorney & Counselor at Law